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Exhibit No. 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 2-98306, 33-13066, 33-64563, 33-64677,
333-24609, 333-25077, 333-37953 and 333-40814) of Commonwealth Telephone
Enterprises, Inc. of our report dated May 28, 2002 relating to the financial statements of Commonwealth Telephone Enterprises, Inc. The Common-Wealth Builder which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
June 26, 2002